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                                                                    Exhibit 3.42

                            ARTICLES OF ORGANIZATION

                                       OF

                               MILK PRODUCTS, LLC


     This certificate is executed in order to form a Minnesota limited liability company pursuant to Chapter 322B of the Minnesota Statutes.

     1. The name of the limited liability company is Milk Products, LLC.

     2. The address of its registered office is 4001 Lexington Avenue North, Arden Hills, Minnesota 55126.

     3. The contact person for the limited liability company is Colleen Dorsey
        (651) 481-2834.

     4. The name of the organizer is Dawn M. Szymborski whose address is 4001 Lexington Avenue North, Arden Hills, Minnesota 55126.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 31st day of August, 2000.


                                        /s/ Dawn M. Szymborski
                                        -----------------------------
                                        Dawn M. Szymborski
                                        Organizer

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